EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of Corporation:
     Ecostructure Corporation

2.   The articles have been amended as follows:

ARTICLE I
NAME AND PURPOSE

      The name of the Corporation, hereinafter called the "Corporation" is:

"Winmark, Inc."

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     Unanimous.

4.   Effective date of filing (optional): Upon Filing

5.   Officer  Signature  (required):

     /s/  Mark  Winstein  Mark  Winstein,  its President

Filed April 19, 2004
In the Office of Dean Heller
Secretary of State